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                                                                     EXHIBIT 4.2

                        1997 STOCK PLAN OF SPARTA, INC.

1.       OBJECTIVES OF THE PLAN

         The Plan is intended to encourage ownership of Common Stock of Sparta, Inc., a Delaware corporation (the "Corporation"), by key employees and directors who contribute to the success of the Corporation. By extending to such persons the opportunity to achieve a proprietary interest in the Corporation and to participate in its success, the Plan may be expected to benefit the Corporation and its shareholders by making it possible to attract and retain the best available talent and by providing incentives for employees and directors to exert their best efforts to increase the value of the stock of the Corporation.

2.       STOCK RESERVED FOR THE PLAN

         The total number of shares of the Common Stock of the Corporation reserved for issuance under the Plan shall not exceed 14,000,000 shares. Such shares shall be comprised of authorized but unissued shares of the Corporation's Common Stock, and/or Treasury shares. The limitation established by the first sentence of this Section 2 shall be subject to adjustment as provided in Section 13 below. If any option granted under the Plan expires or terminates for any reason without being exercised in full, then the unpurchased shares subject thereto shall again be available for the grant of new options or the issuance of new stock bonuses or rights to purchase under the Plan.

3.       ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Chief Executive Officer of the Corporation.(1) Subject to the express provisions of the Plan, the Administrator shall have full authority, in his or its discretion, to determine the individuals to whom, and the time or times at which, options, stock bonuses or rights to purchase shall be granted under the Plan, and the number of shares to be subject to such options, stock bonuses or rights to purchase. In making such determinations, the Administrator may

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(1)  The Board of Directors may at any time designate an officer or other employee of the Corporation, the Board itself, or a committee thereof, to act as Plan administrator pursuant to Section 3 in place of the Chief Executive Officer. The Chief Executive Officer or other individual or group administering the Plan pursuant to the immediately preceding sentence shall hereinafter be referred to as the "Administrator."


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take into account the nature of the services rendered by persons the
Administrator deems eligible hereunder, and such other factors as the Administrator in his or its discretion shall deem relevant. Subject to the express provisions of the Plan, the Administrator shall also have full authority to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

         Each option granted under the Plan shall be evidenced by a written option agreement in such form as the Administrator shall deem appropriate.

4.       PLAN DURATION

         All stock options, stock bonuses and rights to purchase granted under the Plan must be granted no later than September 30, 2007.

5.       PARTICIPATION

         Options, stock bonuses and rights to purchase may be granted only to full-time or near full-time, non-temporary employees of the Corporation or any subsidiary of the Corporation, and members of the Corporation's Board of Directors, as selected by the Administrator. However, options, stock bonuses and rights to purchase may be granted to full-time employees in recognition of contributions previously made while such persons were part-time employees or consultants of the Corporation or a subsidiary of the Corporation. Stock bonuses may not be granted under the Plan to any person who, at the time of the grant of the stock bonus, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the Corporation.

6. EXERCISE AND PURCHASE PRICE, DETERMINATION OF FAIR MARKET VALUE, AND NOTICE, ETC.

         (a) Exercise Price. During such times as there is not a market price available with respect to the Corporation's Common Stock, the exercise price of each option granted and the purchase price of shares for which rights to purchase are offered under the Plan shall be an amount equal to the weighted average of the Formula Price (as such term is defined below) during the six-month period ending on the date the option is granted or the right of purchase is offered; provided, however, that the exercise price of any option granted, and the purchase price of shares under any right of purchase offered, to any person who, at the time of grant of the option or offer of the right of purchase, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the Corporation, shall not be less than 110% of the weighted average of the Formula Price during the six-month period ending on the date of grant of the option or offer of the right of purchase. During such times

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as there is a market price available with respect to the Corporation's Common
Stock, the exercise price of each option granted and the purchase price of shares for which rights to purchase are offered under the Plan shall be an amount equal to the weighted average of the fair market value of the Corporation's Common Stock during the six-month period ending on the date the option is granted or the right of purchase is offered; provided, however, that the exercise price of any option granted, and the purchase price of shares under any right of purchase offered, to any person who, at the time of grant of the option or offer of the right of purchase, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the Corporation, shall not be less than 110% of the weighted average of the fair market value of the Corporation's Common Stock during the six-month period ending on the date of grant of the option or offer of the right of purchase. Notwithstanding the foregoing, the exercise price of each option granted and the purchase price of shares for which rights to purchase are offered under the Plan to an employee of the Corporation or any subsidiary in connection with the initial full-time employment of such employee, and the exercise price of any option granted to a new director shall be an amount equal to the fair market value of the Corporation's Common Stock on the date of grant of the option or offer of the right of purchase. The exercise price of options granted and the purchase price of shares subject to rights of purchase offered under the Plan shall be subject to adjustment as provided in Section 13 below.

         (b) Determination of Fair Market Value. Whenever for purposes of this Plan the fair market value of the Common Stock of the Corporation is to be determined as of a specific date, the fair market value shall, if the Common Stock is not listed or admitted to trading on a stock exchange, be the average of the closing bid price and asked price of the Common Stock in the over-the-counter market on such date or, if the Common Stock is then listed or admitted to trading on any stock exchange, the closing sale price on such date on the principal stock exchange on which the Common Stock is then listed or admitted to trading. If no closing bid and asked prices are quoted on such date, or if no sale takes place on such date on such principal exchange, as the case may be, then the closing sale price of the Common Stock on such exchange on the next preceding date on which a sale occurred, or the average of the closing bid and asked prices on the next preceding date on which such prices are quoted, as the case may be, shall be the fair market value of the stock. During such times as there is not a market price available, the fair market value of the Corporation's Common Stock shall be an amount equal to the Formula Price in effect on the date in question.

         (c) Formula Price. As used in this Plan, the term "Formula Price" shall mean the price determined pursuant to the formula adopted by the Board of Directors of the Corporation for the

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purpose of determining the fair market value of the Corporation's Common Stock, as such formula may be modified from time to time by the Board of Directors.

         (d) Notice, Etc. All persons to whom options, stock bonuses or rights to purchase have been granted under the Plan during a fiscal year shall be notified of such grants within 60 days following the end of that fiscal year. Such notices will identify the number of shares subject to each option, stock bonus or right of purchase granted, the date of grant of the same, and the exercise or purchase price thereof. Subject to Section 18 below, the exercise price of each option granted and the purchase price of each right to purchase offered under the Plan shall be paid in full in cash upon the exercise of the same. The proceeds of sale of stock subject to options or rights to purchase are to be added to the general funds of the corporation and used for such corporate purposes as the Board of Directors shall determine.

         (e) Withholding. The Corporation shall be entitled to deduct from other compensation payable to each participant under the Plan any sums required by federal, state or local tax law to be withheld with respect to the exercise of an option or right to purchase, or with respect to any stock bonus, but, in the alternative, the Corporation may require the party receiving or exercising the same to pay, or such party may pay, such sums to the Corporation.

7.       TERM OF OPTIONS

         The term of each option granted under the Plan shall not be more than ten years from the date of grant.

8.       EXERCISE OF OPTIONS; VESTING

         (a) Vesting, Etc. Options granted under the Plan may be exercised only to the extent that the right to exercise the same shall have vested in the optionee. The vesting schedule for each option granted under the Plan shall be determined by the Administrator at the time of the grant of the option; provided, however, that (except as stated in the following sentence) the exercisability of each option granted under the Plan shall vest at a rate of not less than 20% per year, and shall vest in full over a period of not more than five years following the date of grant of the option. Notwithstanding the foregoing, in the case of an option granted to an officer or director of the Company, the exercisability of the option may vest at such time or times or during such period as is determined by the Administrator at the time of the grant of the option. To the extent that an option has vested, the same shall be exercisable, in whole at any time, or in part from time to time, at the discretion of the optionee during the term of the option. The holder of an option

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granted under the Plan shall not have any of the rights of a stockholder with respect to the shares covered by his or her option until such shares shall be issued to him or her upon the due exercise of the option.

         (b) Leaves of Absence. Vesting of options and shares acquired as stock bonuses or upon exercise of rights to purchase shall not be interrupted due to any leave of absence by the holder thereof for a period of less than or equal to 90 days, or due to any leave of absence in excess of 90 days provided that the holder thereafter returns to full-time employment with the Corporation or a subsidiary of the Corporation for a period of at least one full year. However, if a holder, subsequent to a leave of absence in excess of 90 days, shall cease to be a full-time employee of the Corporation or a subsidiary of the Corporation for any reason whatsoever prior to the expiration of one year following his or her return from such leave of absence, vesting of all options held by such person and of all shares acquired by such person as stock bonuses or upon exercise of rights to purchase shall be deemed to have ceased as of the date of commencement of such leave of absence.

9.       NON-TRANSFERABILITY

         No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and an option may be exercised, during the lifetime of the person receiving the same, only by him or her. No stock bonus or right to purchase granted under the Plan shall be transferable under any circumstances.

10.      EFFECT ON OPTIONS OF TERMINATION OF EMPLOYMENT OR STATUS AS A DIRECTOR

         (a) Termination Other Than in the Event of Death or Disability. In the event of an optionee's termination of association with the Corporation (as hereinafter defined) for any reason other than his or her death or disability,
(i) all options granted to such optionee pursuant to the Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and (ii) all options granted to such optionee pursuant to the Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent they were exercisable as of the date of such termination of association) at any time within a period following the date of such termination of association specified by the Administrator (which period shall not be less than thirty days), but in any event no later than the date of expiration of the option, and if not so exercised within such time shall become void and of no effect at the end of such time. For purposes of this Plan, "termination of association with the Corporation" or the like shall mean (A) for any person

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who is an employee of the Corporation or a subsidiary of the Corporation but not also a director of the Corporation, the cessation of such person's employment with the Corporation or such subsidiary, (B) for any person who is a director of the Corporation but not also an employee of the Corporation or any subsidiary of the Corporation, the cessation of such person's status as a director of the Corporation, and (C) for any person who is both a director of the Corporation and an employee of the Corporation or a subsidiary of the Corporation, the cessation of both such person's employment and status as a director.

         (b) Termination in the Event of Death or Disability. In the event of an optionee's termination of association with the Corporation by reason of his or her death or disability, (i) all options granted to such optionee pursuant to the Plan which are not exercisable at the date of such termination of association shall terminate immediately and become void and of no effect, and
(ii) all options granted to such optionee pursuant to the Plan which are exercisable at the date of such termination of association may be exercised (but only to the extent they were exercisable as of the date of such termination of association) at any time within a period following the date of such termination of association specified by the Administrator (which period shall not be less than six (6) months after the optionee's death or disability), but in any event no later than the date of expiration of the option, and if not so exercised within such time shall become void and of no effect at the end of such time.

11.      TERMS AND CONDITIONS APPLICABLE TO RIGHTS OF PURCHASE UNDER THE PLAN

         After the Administrator shall have determined to offer to a person eligible to participate (hereinafter "offeree") the right to purchase shares under the Plan, it shall cause to be delivered to the offeree a written notice thereof, together with a Stock Purchase Agreement which shall constitute the Corporation's offer of the right to purchase and shall contain the terms and conditions of purchase, including, without limitation, the number of shares which the offeree shall be entitled to purchase, the purchase price per share, any other terms, conditions or restrictions relating thereto, and the number of days or period the offeree shall have to accept such offer. The execution and delivery of the Stock Purchase Agreement by the offeree to the Corporation within such number of days or period shall constitute acceptance of the offer and such Stock Purchase Agreement shall, thereupon, become a binding obligation of the Corporation and the offeree. Each Stock Purchase Agreement shall be in such form as the Administrator shall, from time to time, recommend, but shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares. The Stock Purchase Agreement shall state the total number of shares which the offeree shall be

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entitled to purchase and whether or not the offeree may purchase less than all of the shares offered.

         (b) Term of Offer. The Stock Purchase Agreement shall specify the number of days or other period the offeree shall have to accept the offer, not to exceed 90 days from the date of such offer. If not accepted by the offeree within such number of days or other period, the offer shall automatically terminate upon the expiration thereof, and the offer shall thereupon be null and void and without further effect, except that the Administrator may extend such number of days or other period available for acceptance, not to exceed an additional 90 days. Acceptance of the offer shall occur when the offeree has executed and redelivered to the Corporation at least two counterparts of the Stock Purchase Agreement in the form delivered to him by the Corporation and, to be effective, such acceptance must be without condition or reservation of any kind whatsoever.

         (c) Vesting. The Administrator may, in his or its discretion, provide that the shares purchased under any right of purchase granted under the Plan shall "vest" in full immediately, or in such increments and over such periods of time as may be determined by the Administrator; provided, however, that (except as stated in the following sentence) the shares purchased under each right to purchase granted under the Plan shall vest at a rate of not less than 20% per year over a period of not more than five years following the date of the grant of the right to purchase. Notwithstanding the foregoing, in the case of a right to purchase granted to an officer or director of the Company, the shares purchased thereunder may vest at such time or times or during such period as is determined by the Administrator at the time of the grant of the right to purchase.

12.      TERMS AND CONDITIONS APPLICABLE TO STOCK BONUSES UNDER THE PLAN

         The Administrator may, in his or its discretion, provide that the shares acquired under any stock bonus granted under the Plan shall "vest" in full immediately, or in such increments and over such periods of time as may be determined by the Administrator; provided, however, that (except as stated in the following sentence) the shares acquired under each stock bonus granted under the Plan shall vest at a rate of not less than 20% per year over a period of not more than five years following the date of the grant of the stock bonus. Notwithstanding the foregoing, in the case of a stock bonus granted to an officer or director of the Corporation, the shares acquired thereunder may vest at such time or times or during such period as is determined by the Administrator at the time of the grant of the stock bonus.

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13.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION AND CORPORATION CHANGES

         If the outstanding shares of the Common Stock of the Corporation are changed into, or exchanged for a different number or kind of shares or securities of the Corporation through recapitalization or reclassification, or if the number of outstanding shares is changed through a stock split, stock dividend or reverse stock split, an appropriate adjustment shall be made in the number and kind of shares as to which options, rights to purchase and stock bonuses may thereafter be granted. A corresponding adjustment changing the number or kind of shares allocated to unexercised options and rights to purchase, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in an outstanding option or right to purchase, however, shall be made without change in the total price applicable to the unexercised portion of the option or right to purchase but with a corresponding adjustment in the price for each share covered by the option or right to purchase.

         In the event that the Corporation at any time proposes to (i) merge into, consolidate with or to enter into any other reorganization (including the sale of substantially all of its assets) in which the Corporation is not the surviving corporation, or (ii) enter into a merger or other reorganization as a result of which the outstanding shares of Common Stock of the Corporation will be changed into or exchanged for shares of the capital stock or other securities of another corporation or for cash or other property, then the Plan and all unexercised options and rights to purchase granted hereunder shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of options and rights to purchase theretofore granted, or the substitution for such options and rights to purchase of new options and rights to purchase covering the shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the options and rights to purchase theretofore granted or the new options and rights to purchase substituted therefor, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of options and rights to purchase theretofore granted or the substitution for such options and rights to purchase of new options and rights to purchase covering the shares of a successor corporation, then the Board of Directors shall cause written notice of the proposed transaction to be given to the persons holding options and rights to purchase not less than 20 days prior to the anticipated effective date of the proposed transaction, and all options and rights to purchase shall be accelerated and, concurrent with the effective date of the proposed transaction, such persons shall have the right to

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exercise options and rights to purchase in respect of any or all shares then subject thereto. In such event, all options and rights of purchase outstanding under the Plan, to the extent not so exercised, shall, concurrently with the effective date of the proposed transaction, automatically expire and shall thereafter be void and of no effect.

         Adjustments under this Section 13 shall be made by the Board of Directors, whose determination as to what adjustments shall be made shall be final and conclusive. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.

14.      CONTINUATION OF EMPLOYMENT OR DIRECTORSHIP

         Neither the existence of the Plan nor the grant of any option, right to purchase or stock bonus under the Plan shall impose any obligation on the Corporation or its shareholder to continue the directorship or employment with the Corporation of any participant in the Plan.

15.      GOVERNMENT AND STOCK EXCHANGE REGULATIONS

         The Corporation shall not be required to issue any shares upon the exercise of any option or acceptance of any right to purchase unless and until any then applicable requirements of the Securities and Exchange Commission, other regulatory agencies having jurisdiction and of any exchanges upon which stock of the Corporation may be listed, shall have been fully complied with.

16.      INFORMATION TO OPTIONEES

         The Corporation shall provide to each holder of an outstanding option under the Plan a copy of the Corporation's financial statements for each fiscal year of the Corporation within a reasonable time after such financial statements are prepared and approved by the Corporation's management. The Corporation shall also provide each holder of an outstanding option under the Plan with a copy of any annual or other report generally distributed by the Corporation to its shareholders.

17.      AMENDMENT AND TERMINATION

         The Plan may be terminated, modified, or amended by the stockholders of the Corporation or by the Board of Directors at any time they shall deem advisable; provided, however, that no such amendment shall adversely affect rights and obligations of an option holder with respect to options at the time outstanding under the Plan unless the option holder consents to such amendment.

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18.      LOANS

         The Administrator may, in his or its discretion, assist any person to whom options or rights to purchase have been granted under the Plan (including any such person who is an officer or director of the Corporation) in the exercise of one or more options or rights to purchase under the Plan, including the satisfaction of any federal and state income and employment tax liabilities arising therefrom, by authorizing the extension of a loan from the Corporation to such person. Any such loan shall be extended on such terms and conditions, with such security and with such repayment provisions (which may include automatic payroll deductions) as the Administrator may deem appropriate. Loans may be granted with or without security, collateral or interest, but the maximum credit available to any person shall not exceed the sum of (i) the aggregate exercise price payable for the purchased shares plus (ii) any federal and state income and employment tax withholding liability incurred in connection with such exercise.

19.      RESTRICTIONS ON TRANSFER AND RIGHTS OF FIRST REFUSAL

         Pursuant to the Corporation's Certificate of Incorporation, the shares of the Corporation's Common Stock, including those issued under the Plan, are subject to (i) certain significant restrictions on transferability, (ii) the Corporation's right to repurchase such shares in the event of a termination of the holder's association with the Corporation, and (iii) the Corporation's right of first refusal in the event that the holder desires to transfer his or her shares.

20.      SHAREHOLDER APPROVAL

         Shareholder approval of the Plan shall be obtained in accordance with applicable law within twelve months following the date on which the Plan is adopted by the Corporation's Board of Directors. Any option granted under the Plan which is exercised before shareholder approval is obtained, and any shares otherwise purchased under the Plan before shareholder approval is obtained, must be rescinded if shareholder approval is not obtained within twelve months following the date on which the Plan is adopted by the Corporation's Board of Directors.

                                   End of Plan

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                                               OPTION AGREEMENT NO. NQSO-_______


                       NONQUALIFIED STOCK OPTION AGREEMENT
                       -----------------------------------

                  THIS NONQUALIFIED STOCK OPTION AGREEMENT, dated ____________ for reference purposes only, is entered into between SPARTA, INC., a Delaware corporation (the "Company"), and, _________________________ an employee of the Company or a subsidiary of the Company and/or a director of the Company (the "Optionee"), with reference to the following fact:

                  The Company desires, by affording the Optionee an opportunity to purchase shares of Common Stock in the Company (the "Common Stock"), as hereinafter provided, to carry out the purpose of the Company's 1997 Stock Plan (the "Plan").

                  NOW, THEREFORE, IN CONSIDERATION of the mutual covenants hereinafter set forth, and for good and valuable consideration, the Company and the Optionee hereby agree as follows:

                  1. GRANT OF OPTIONS; EXERCISE PRICES. This Agreement pertains to and governs those Nonqualified Stock Options set forth on Exhibit A attached hereto, as well as any and all other stock options which may hereafter be granted by the Company to the Optionee under the Plan (individually an "Option" and collectively the "Options"). As to each Option which is outstanding as of the date of this Agreement, the number of shares purchasable upon exercise of the Option, the date of grant of the Option, the exercise price of the Option, and the vesting schedule applicable to such Option, are set forth on Exhibit A attached hereto. As to each Option which may hereafter be granted, the number of shares purchasable upon exercise of the Option, the date of grant, the exercise price and the vesting schedule will be set forth in a written notice of grant of the Option given by the Company to the Optionee (a "Grant Notice"). Each Option shall terminate at 5:00 p.m. Pacific Time on the last business day immediately preceding the __________ anniversary of the date of grant of such Option, subject to earlier termination as provided in this Agreement. The number of shares subject to any Option and the exercise price thereof shall be subject to adjustment as provided in Section 6 of this Agreement.

                  2. VESTING; LEAVES OF ABSENCE.

                           (a) VESTING. Each Option shall vest separately in the
Optionee (rounded to the nearest whole share) pursuant to the vesting schedule for that Option which is set forth on Exhibit A attached hereto or in the Grant Notice pertaining to that Option, subject to the provisions of this Section 2. Except as may otherwise be provided in this Agreement, each Option shall be exercisable only to the extent that the right to exercise the same shall have so vested. The vesting schedule for any Option shall not be prorated for periods between the vesting dates stated on Exhibit A or the Grant Notice, as the case may be, and in no event shall fractional shares be vested. The right to exercise each Option shall be cumulative to the extent that the right to exercise has accrued and has not been exercised.

                           (b) LEAVES OF ABSENCE. If the Optionee is an employee
of the Company or a subsidiary of the Company as of the date of grant of any Option, vesting of that Option shall not be interrupted due to any leave of absence by the Optionee for a period of less than or equal to ninety (90) days, or due to any leave of absence in excess of ninety (90) days provided that the Optionee thereafter returns to full-time employment with the Company or a subsidiary of the Company for a period of at least one full year. However, if the Optionee, subsequent to a leave of absence in excess of ninety (90) days, shall cease to be a full-time employee of the Company or a subsidiary of the Company for any reason whatsoever prior to the expiration of one year following his or her return from such leave of absence, vesting of the Option shall be deemed to have ceased as of the date of commencement of such leave of absence.

                  3. NONTRANSFERABILITY. The Options shall not be transferable otherwise than by will or the laws of descent and distribution, and the Options may be exercised, during the lifetime of the Optionee, only by him or her. More particularly (but without limiting the generality of the foregoing), the Options may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Options, shall be null and void and without effect.

                  4. TERMINATION OF EMPLOYMENT OR STATUS AS A DIRECTOR.

                           (a) TERMINATION EXCEPT UPON DEATH OR DISABILITY. In
the event of the Optionee's termination of association with the Company (as hereinafter defined) for any reason other than his or her death or disability (as hereinafter defined), then the Options may be exercised (but only to the extent they were exercisable as of the date of such termination of association) at

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

any time within thirty (30) days of the date of such termination of association, but in any event no later than the respective dates of expiration of the Options pursuant to the other provisions of this Agreement, and if not so exercised within such time shall become void and of no effect at the end of such time.

                           (b) TERMINATION UPON DEATH OR DISABILITY OF OPTIONEE.
In the event of the Optionee's termination of association with the Company by reason of his or her death or permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended ("disability"), then the Options may be exercised (but only to the extent they were exercisable as of the date of such termination of association) at any time within one year of the date of such termination of association, but in any event no later than the respective dates of expiration of the Options pursuant to the other provisions of this Agreement, and if not so exercised within such time shall become void and of no effect at the end of such time. The termination of association with the Company for any reason, including death or disability, shall not accelerate or otherwise affect the number of shares with respect to which any Option may be exercised.

                           (c) DEFINITION OF TERMINATION OF ASSOCIATION. For
purposes of this Agreement, "termination of association with the Company" shall mean (i) for any person who is an employee of the Company or a subsidiary of the Company but not also a director of the Company, the cessation of such person's employment with the Company or a subsidiary of the Company, (ii) for any person who is a director of the Company but not also an employee of the Company or a subsidiary of the Company, the cessation of such person's status as a director of the Company, and (iii) for any person who is both a director of the Company and an employee of the Company or a subsidiary of the Company, the cessation of such person's employment and status as a director.

                  5. OTHER EXPIRATIONS. In addition to any other event causing an expiration or termination of the Options, the Options shall expire and all rights to purchase shares shall cease (to the extent not theretofore terminated or expired as herein provided) upon (i) the effective date of the dissolution or liquidation of the Company or of a merger, consolidation or reorganization (including the sale of substantially all of its assets) of the Company with one or more entities, corporate or otherwise, as a result of which the Company is not the surviving entity, or (ii) the merger or other reorganization of the Company with one or more entities, corporate or otherwise, as a result of which the outstanding shares of Common Stock of the Company are changed into or exchanged for shares of the capital stock or other securities of another entity or for cash or other property; provided, however, that the Company may, in its discretion, and immediately prior to any such transaction, cause new options to be substituted for the Options or cause the Options to be assumed by a successor entity or a parent or subsidiary of such entity, with appropriate adjustment of the exercise price per share and the type and number of securities purchasable upon exercise of the same.

                  If no provision is made for the continuance of the Plan and the assumption of the Options, or the substitution for the Options of new options as hereinabove provided, then (A) the Company shall cause written notice to be given to the Optionee of the proposed transaction not less than twenty
(20) days prior to the anticipated effective date thereof, (B) contingent upon the consummation of the proposed transaction, the vesting of all of the Options shall be accelerated such that, in connection with the consummation of the proposed transaction, the Optionee shall have the right to exercise the Options in respect of any or all shares then subject thereto, and (C) to the extent not so exercised, all of the Options shall, concurrently with the consummation of the proposed transaction, automatically expire and shall thereafter be void and of no effect.

                  6. ADJUSTMENTS. In the event that the outstanding shares of Common Stock of the Company are, subsequent to the grant of any Option, increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend, or other change in the capital structure of the Company, (and provided that the Option is not terminated as a result thereof pursuant to Section 5 hereof), then the number and class of shares subject to that Option, and the exercise price per share (but not the total exercise price), shall all be proportionately adjusted so that, upon exercise of the Option, the Optionee shall receive the number and class of shares he or she would have received had he or she been the holder of the number of shares of Common Stock in the Company, for which the Option is being exercised, on the date of such change or increase or decrease in the number or class of issued shares of Common Stock in the Company. Adjustments under this Section 6 shall be made by the Board of Directors of the Company whose determination with respect thereto shall be final and conclusive. No fractional share shall be issued under the Options or upon any such adjustment.

                  7. METHOD OF EXERCISING OPTIONS. Subject to the terms and conditions of this Agreement, the Options may be exercised by written notice to the Company, at its principal office, which presently is located at 23041 Avenida de la Carlota, Laguna Hills, California 92653-1507. Such notice shall state the election to exercise one or more of the Options, shall specify which Option or Options is/are being exercised and the number of shares in respect of which each Option is being exercised, and shall be signed by the person or persons so exercising the Option(s). Such notice shall be accompanied by payment for the full exercise price of such shares in cash or by certified check or bank draft, and the Company shall deliver a certificate or certificates representing the shares subject to such exercise as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which any Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event any Option shall be exercised by any person or persons other than the Optionee in accordance with the terms hereof, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of any Option as provided herein shall be fully paid and nonassessable. The holder of the Options shall not be entitled to the privileges of share ownership as to any shares of Common Stock not actually issued and delivered to him or her.

                  8. RESTRICTIONS ON TRANSFER OF OPTION SHARES; REPURCHASE RIGHTS OF COMPANY. The Optionee acknowledges and agrees that the Company's Certificate of Incorporation grants to the Company and/or the shareholders of the Company the option to purchase all shares acquired by the Optionee upon exercise of the Options, together with all securities of the Company thereafter issued with respect thereto by reason of stock split, stock dividend or otherwise (collectively, the "Option Shares"), upon the Optionee's termination of association with the Company. The Optionee further acknowledges and agrees that the Company's Certificate of Incorporation impose certain restrictions on the transferability of the Option Shares and grants a right of first refusal with respect to the Option Shares in favor of the Company. THE OPTIONEE HEREBY ACKNOWLEDGES AND AGREES THAT THE OPTIONEE AND THE OPTION SHARES SHALL BE BOUND BY AND SUBJECT TO ALL OF THE ABOVE-NOTED TERMS AND PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION, AS THE SAME MAY HEREAFTER BE AMENDED FROM TIME TO TIME, AS FULLY AS THOUGH THE SAME WERE SET FORTH IN FULL HEREIN, AND FURTHER AGREES THAT THE OPTION SHARES SHALL NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN STRICT COMPLIANCE WITH SUCH PROVISIONS.

                  9. LEGEND CONDITION. The Optionee acknowledges that any shares of Common Stock issued upon exercise of the Options shall bear and be subject to legends in substantially the following form:

         IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND TO A REPURCHASE OPTION IN FAVOR OF THE ISSUER UPON THE OCCURRENCE OF CERTAIN EVENTS PURSUANT TO PROVISIONS OF THE ISSUER'S CERTIFICATE OF INCORPORATION, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE ISSUER'S CORPORATE SECRETARY.

                  10. TAX WITHHOLDING. The Company shall have the right, in connection with any exercise of the Options, to deduct from the Optionee's compensation, or require the Optionee to remit to the Company, an amount sufficient to satisfy all federal, state and local tax withholding requirements.

                  11. GENERAL. The Company shall at all times during the term of the Options reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and transfer taxes with respect to the issuance of shares upon the exercise of the Options and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations, which, in the opinion of counsel for the Company, shall be applicable thereto.

                  12. NO AGREEMENT TO RETAIN AS EMPLOYEE OR DIRECTOR. Nothing in this Agreement shall be construed to constitute or to be evidence of any agreement or understanding, express or implied, on the part of the Company, its shareholders or any subsidiary of the Company, to retain the Optionee as a director of the Company or as an employee of the Company or any subsidiary of the Company.

                  13. ADDITIONAL CONDITIONS. Notwithstanding any other provision of this Agreement, the Company shall not be required to issue or deliver any certificate or certificates for shares of stock upon the exercise of the Options prior to fulfillment of all of the following conditions:

                           (a) The listing, or approval for listing upon notice
of issuance, of such shares on any securities exchange as may at the time be the market for the Company's Common Stock.

                           (b) Any registration or other qualification of such
shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board of Directors of the Company shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable.

                           (c) The obtaining of any other consent, approval or
permit from any state or federal governmental agency which the Board of Directors of the Company shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

                  The Company shall diligently endeavor to obtain fulfillment of all the foregoing conditions.

                  14. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto and supersedes any prior written or oral agreements between the parties concerning the subject matter contained herein. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter contained in this Agreement, which are not fully expressed herein.

                  15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts, when taken together, shall constitute but one and the same agreement.

                  16. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, or, if mailed, 48 hours after deposit with the United States Postal Service for mailing via registered or certified mail, addressed to the Company at its then principal executive offices, or to the Optionee at the address set forth below his or her signature hereto, or at such other address as such parties may hereafter designate by written notice to the other party.

                  IN WITNESS WHEREOF, the Company and the Optionee have executed this Nonqualified Stock Option Agreement.

                                                     SPARTA, INC.


                                                     By:
                                                         -----------------------

                                                     Its:
                                                         -----------------------

                                                     OPTIONEE


                                                     ---------------------------
                                                                     (Signature)


                                                     ---------------------------


                                                     ---------------------------
                                                                       (Address)

                                    EXHIBIT A

                                       TO

                       NONQUALIFIED STOCK OPTION AGREEMENT

                                                           AGREEMENT NO.________


                              STOCK BONUS AGREEMENT
                              ---------------------

                  THIS STOCK BONUS AGREEMENT (the "Agreement"), dated _______, is entered into between SPARTA, INC., a Delaware corporation (the "Company"), and __________________________ ("Recipient"), an employee of the Company or a subsidiary of the Company and/or a director of the Company.

                  The Company desires, by affording Recipient an opportunity to acquire shares of Common Stock of the Company ("Common Stock"), as a bonus as hereinafter provided, to carry out the purpose of the Company's 1997 Stock Plan (the "Plan").

                  NOW, THEREFORE, in consideration of the mutual covenants, warranties and representations contained herein, the parties hereto agree as follows:

                  1. ISSUANCE OF SHARES.
                     ------------------

                  The Company hereby issues to Recipient and Recipient hereby accepts from the Company, ________ shares of the authorized but unissued Common Stock of the Company (the "Shares") upon and subject to the terms and conditions set forth in this Agreement. The Shares are being issued to Recipient as a bonus in consideration of services previously rendered to the Company, without the payment of any additional consideration, and shall constitute fully paid and nonassessable shares of the Common Stock of the Company.

                  2. STOCK RIGHTS; RESTRICTIONS ON TRANSFER OF SHARES;
                     REPURCHASE RIGHTS OF COMPANY.
                     -------------------------------------------------

                           2.1 ISSUANCE OF SHARES. The Shares shall be duly
issued and a certificate or certificates for the Shares are concurrently herewith being issued in the name of Recipient. Recipient shall thereupon be a shareholder with respect to all the Shares represented by such certificate and shall have all of the rights of a shareholder with respect to all of the Shares, including the right to vote the Shares and to receive all dividends and other distributions paid with respect to the Shares.

                           2.2 TRANSFER RESTRICTIONS AND REPURCHASE RIGHTS. The
Recipient acknowledges and agrees that the Company's

Certificate of Incorporation grants to the Company and/or the shareholders of the Company the option to purchase all of the Shares, together with all securities of the Company hereafter issued with respect thereto by reason of stock split, stock dividend or otherwise (collectively, the "Plan Shares"), upon the Recipient's termination of association with the Company (as defined in the Certificate of Incorporation). The Recipient further acknowledges and agrees that the Company's Certificate of Incorporation imposes certain restrictions on the transferability of the Plan Shares and grants a right of first refusal with respect to the Plan Shares in favor of the Company. THE RECIPIENT HEREBY ACKNOWLEDGES AND AGREES THAT THE RECIPIENT AND THE PLAN SHARES SHALL BE BOUND BY AND SUBJECT TO ALL OF THE ABOVE-NOTED TERMS AND PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION, AS THE SAME MAY HEREAFTER BE AMENDED FROM TIME TO TIME, AS FULLY AS THOUGH THE SAME WERE SET FORTH IN FULL HEREIN, AND FURTHER AGREES THAT THE PLAN SHARES SHALL NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN STRICT COMPLIANCE WITH SUCH PROVISIONS.

                           2.3 LEGENDS ON CERTIFICATES. The Recipient
acknowledges and agrees that any and all stock certificates representing the Plan Shares, and any and all replacements thereof, shall bear legends in substantially the following form:

         IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND TO A REPURCHASE OPTION IN FAVOR OF THE ISSUER UPON THE OCCURRENCE OF CERTAIN EVENTS PURSUANT TO PROVISIONS OF THE ISSUER'S CERTIFICATE OF INCORPORATION, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE ISSUER'S CORPORATE SECRETARY.

                  3. NO AGREEMENT TO RETAIN AS EMPLOYEE OR DIRECTOR.
                     -----------------------------------------------

                  Nothing in this Agreement shall be construed to constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its shareholders or any subsidiary of the Company to retain Recipient as a director of the Company or as an employee of the Company or any subsidiary of the Company.

                  4. TAX WITHHOLDING.
                     ----------------

                  The Company shall have the right to deduct from the Optionee's compensation, or require the Optionee to remit to the Company, an amount sufficient to satisfy all federal, state and local tax withholding requirements in connection with the stock bonus contemplated hereby.

                  5. NONTRANSFERABILTY.
                     ------------------

                  The offer represented by this Agreement shall not be assignable or transferable by the Recipient either voluntarily or by operation of law, and any such attempted assignment or transfer shall be void ab initio.

                  6. NOTICES.
                     --------

                  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, or, if mailed, 48 hours after deposit with the United States Postal Service for mailing via registered or certified mail, addressed to the Company at its then principal executive offices, or to the Recipient at the address set forth below his or her signature hereto, or at such other address as such parties may hereafter designate by written notice to the other party.

                  7. GOVERNING LAW.
                     --------------

                  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

                  8. CAPTIONS.
                     ---------

                  The captions to the sections, subsections and paragraphs in this Agreement are inserted for convenience only and shall not affect the construction or interpretation thereof.

                  9. ATTORNEYS' FEES.
                     ----------------

                  If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Agreement, the prevailing party in such action shall be entitled to reasonable attorneys' fees which the other party hereby agrees to pay.

                  10. ENTIRE AGREEMENT.
                      -----------------

                  This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied. There are no representations, agreements, or arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter contained in this Agreement, which are not fully expressed herein.

                  11. COUNTERPARTS.
                      -------------

                  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts, when taken together, shall constitute but one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             RECIPIENT


                                             -----------------------------------
                                                                     (Signature)


                                             -----------------------------------


                                             -----------------------------------
                                                                       (Address)

                                             SPARTA, INC.


                                             By:
                                                  ------------------------------

                                             Its:
                                                  ------------------------------